EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cleco Corporation of our report dated February 25, 2010 relating to the financial statements of Acadia Power Partners, LLC, which appears in Cleco Corporation’s 2010 Annual Report on Form 10-K for the year ended December 31, 2009.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New Orleans, LA

November 30, 2010